UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_________________________________

Date of Report

September 10, 2013

(Date of earliest event reported)

ERBA Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14798	11-3500746
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

14100 NW 57th Court
Miami Lakes, Florida		33014
(Address of principal executive offices)		(Zip Code)

(305) 324-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of ERBA Diagnostics, Inc. (the “Company”) was held on September 10, 2013. At the Annual Meeting, the Company’s stockholders voted on four matters with the following results.

1.   The Company’s stockholders elected three directors to the Company’s Board of Directors (the “Board”): Kishore “Kris” Dudani, Philippe Gadal, Pharm. D. and Sanjiv Suri. Mr. Dudani and Dr. Gadal were elected to serve for a three-year term expiring at the Company’s 2016 Annual Meeting of Stockholders and Mr. Suri was elected to serve for a one-year term expiring at the Company’s 2014 Annual Meeting of Stockholders. The three director nominees were elected by the Company’s stockholders by the following votes:

Director	Votes For	Votes Withheld	Broker Non-Votes

Kishore “Kris” Dudani	37,027,631	377,712	0

Philippe Gadal, Pharm. D.	37,352,160	53,183	0

Sanjiv Suri	37,008,788	396,555	0

2. The Company’s stockholders approved the amendment of the Company’s Amended and Restated Certificate of Incorporation to declassify the Company’s Board of Directors. The Company’s stockholders voted as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes

37,350,244	25,899	29,200	0

3. The Company’s stockholders made a non-binding advisory vote to approve Named Executive Officer compensation, commonly known as “say-on-pay.” The Company’s stockholders voted as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes

37,325,247	79,896	200	0

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4. The Company’s stockholders made a non-binding advisory vote that the Company should hold future advisory votes on Named Executive Officer compensation, commonly known as “say-on-frequency,” every three years. The Company’s stockholders voted as follows:

Every Year	Every Other Year	Every Three Years	Abstained

760,287	79,086	36,530,505	35,465

Item 7.01     Regulation FD Disclosure.

As previously disclosed, on August 19, 2013, Kishore “Kris” Dudani and Philippe Gadal, Pharm. D. (collectively, the “Directors”), each a member of the Board of the Company, delivered to the Company conditional resignations from the Board as described in further detail below (the “Conditional Resignations”). Each Director’s three-year term as a member of the Board expired at the Company’s Annual Meeting and each Director was re-elected at the Annual Meeting to serve as a member of the Board for a three-year term expiring at the annual meeting of stockholders of the Company to be held during the fiscal year ending December 31, 2016.

At the Annual Meeting, the Company’s stockholders approved the amendment of the Company’s Amended and Restated Certificate of Incorporation to declassify the Company’s Board (the “Proposal”). As previously disclosed, each Conditional Resignation stated that if the Proposal was approved by the Company’s stockholders at the Annual Meeting, then each Director would resign from his position as a member of the Board with such resignation effective at the annual meeting of stockholders of the Company to be held during the fiscal year ending December 31, 2014 such that each Director will serve only one year of his three-year term. The Conditional Resignations also stated that the Directors understand that they will be eligible to be nominated for election at the annual meeting of stockholders of the Company to be held during the fiscal year ending December 31, 2014. Accordingly, the ultimate combined effect of the Conditional Resignations and the approval of the Proposal is that the Directors will serve for one year until the annual meeting of stockholders of the Company to be held during the fiscal year ending December 31, 2014.

The information in this Current Report on Form 8-K is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2013	ERBA Diagnostics, Inc.

	By:	/s/ Sanjiv Suri
Name: Sanjiv Suri,
Title: Interim Chief Executive Officer

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